Exhibit 99.1
[ONEOK Logo]	News
June 27, 2005	Analyst Contact: Weldon Watson
918-588-7158
Media Contact: Lori Webster
918-588-7570

ONEOK second-quarter 2005 earnings

conference call and webcast scheduled

TULSA, Okla. -- June 27, 2005 --- ONEOK, Inc. (NYSE:OKE) will release its second-quarter 2005 earnings on August 1, 2005.

A conference call will be held the following day on August 2, 2005, at 11 a.m. Eastern Time (10 a.m. Central Time). The call will also be carried live on ONEOK's Web site.

ONEOK's senior management team will participate in the call.

What: ONEOK, Inc. second-quarter 2005 earnings conference call and webcast
When: 11 a.m. Eastern (10 a.m. Central), August 2, 2005
Where: 1) Telephone conference call 866-246-6870, pass code 722924;

2) Log on to the Web at www.oneok.com

If you are unable to participate in the conference call or the webcast, a replay will be available on the company's Web site, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 866-219-1444, pass code 722924.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, serving more than 2 million customers.  We gather, process, store and transport natural gas in the mid-continent region of the United States.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the United States.  We are also involved in oil and gas production in Oklahoma and Texas.  ONEOK is the majority general partner of Northern Border Partners L.P. (NYSE:NBP), one of the largest publicly-traded limited partnerships.  Northern Border acquires, owns and manages pipelines and other midstream energy assets and is a leading transporter of natural gas imported from Canada into the United States. ONEOK is a Fortune 500 company.

Statements contained in this release that include company expectations or predictions are forward looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Any additional information regarding factors that could cause actual results to materially differ is found in the company's Securities and Exchange Commission filings.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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